UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2011 (March 30, 2011)

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19644	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Union Square, West Suite 502
New York, New York 10003
Telephone No.: 212-206-1216
(Address and telephone number of Registrant's principal executive offices and principal place of business)

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On March 30, 2011, Steven Oliveira resigned as a member of the Board of Directors of YOU On Demand Holdings, Inc. (the “Company”), effective immediately.  The resignation of Mr. Oliveira was not in connection with any known disagreement with the Company on any matter.

A copy of this report has been provided to Mr. Oliveira and he has been provided with the opportunity to furnish a letter addressed to the Company stating whether he agrees with the statements made in this report, and if not, stating the respects in which he does not agree. Mr. Oliveira has not delivered any such letter to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: April 1, 2011	By:	/s/Marc Urbach
Marc Urbach President